UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2010

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

98 San Jacinto Blvd., Suite 220
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2010, the Board of Directors of Stratus Properties Inc. (“Stratus”) authorized Stratus to enter into Change of Control Agreements (collectively, the “Agreements”) with each of William H. Armstrong III, Chairman of the Board, Chief Executive Officer and President, and Erin D. Pickens, Senior Vice President and Chief Financial Officer (collectively, the “Executives”).  The Agreements were entered into effective March 9, 2010, and shall continue in effect through March 31, 2013. The Agreements replace prior change of control agreements between Stratus and each of the Executives, which prior agreements expired January 26, 2010.  The Agreements are substantively similar to the prior agreements, and entitle the Executives to receive additional benefits in the event of a termination of employment under certain circumstances following a change of control of Stratus during the term of the Agreements.

Under each of the Agreements, if Stratus or its successor terminates the Executive during the three-year period following a change of control, other than by reason of death, disability or cause (as defined in the Agreements), or the Executive voluntarily terminates his or her employment for good reason (as defined in the Agreements), the Executive will receive a lump-sum cash payment equal to the sum of his or her prorated bonus plus 2.99 times the sum of (a) the Executive’s base salary in effect at the time of termination and (b) the highest annual bonus awarded to the Executive for the three fiscal years immediately preceding the termination date.  For Ms. Pickens, if such prior three-year period includes fiscal year 2009, the year she joined Stratus, the bonus she received for 2009 will be annualized.  In addition, Stratus shall continue to provide insurance and welfare benefits to the Executive until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the Executive accepts new employment. If any part of the payments or benefits received by the Executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the Executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.  The benefits provided under the Agreements are in addition to the value of (1) any options to acquire common stock of Stratus, the exercisability of which is accelerated pursuant to the terms of any stock option agreement, (2) any restricted stock units, the vesting of which is accelerated pursuant to the terms of the restricted stock unit agreement, and (3) any other incentive or similar plan adopted by Stratus.

Copies of the Agreements are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibit.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. PIckens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date:  March 12, 2010

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

10.1	Change of Control Agreement between Stratus Properties Inc. and William H. Armstrong III, effective as of March 9, 2010.

10.2	Change of Control Agreement between Stratus Properties Inc. and Erin D. Pickens, effective as of March 9, 2010.